As filed with the Securities and Exchange Commission on February 27, 2012

Registration No. 333-172541

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

(Exact Name of Registrant as Specified in Its Charter)

Delaware	58-0628465
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Coca-Cola Plaza

Atlanta, Georgia 30313

(404) 676-2121

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Coca-Cola Refreshments Matched Employee Savings and Investment Plan

(Full title of plans)

Bernhard Goepelt, Esq.

Senior Vice President, General Counsel and Chief Legal Counsel

The Coca-Cola Company

One Coca-Cola Plaza

Atlanta, Georgia 30313

(404) 676-2121

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Jared M. Brandman, Esq.

Securities Counsel

The Coca-Cola Company

One Coca-Cola Plaza

Atlanta, Georgia 30313

(404) 676-2121

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed by The Coca-Cola Company (the “Company”) on March 1, 2011 (File No. 333-172541) (the “Registration Statement”) is being filed for the purpose of deregistering shares of the Company’s Common Stock and the associated plan interests that were originally registered for issuance under the CCR Matched Employee Savings and Investment Plan (the “CCR MESIP”).

Effective January 1, 2012, the CCR MESIP and certain other Company 401(k) plans were merged (the “Merger”) into The Coca-Cola Company Thrift & Investment Plan (the “TCCC Thrift Plan”) and the TCCC Thrift Plan was renamed The Coca-Cola Company 401(k) Plan (the “401(k) Plan”).  Accordingly, the Company hereby deregisters 8,310,947 shares of the Registrant’s Common Stock (the “Carried-Over Shares”), which represents the shares that remained unissued and available under the CCR MESIP immediately prior to the Merger, along with the associated plan interests. The Company is concurrently filing a Registration Statement on Form S-8 to register, among other shares, the Carried-Over Shares for issuance pursuant to the 401(k) Plan.

For the avoidance of doubt, the deregistration of securities pursuant to this Post-Effective Amendment No. 1 shall have no effect on the status of the other shares of Common Stock and plan interests initially registered pursuant to the Registration Statement, which shall continue in effect.

PART II                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit No.	Description
24.1	Powers of Attorney

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 27th day of February, 2012.

THE COCA-COLA COMPANY

By:	/s/ Gary P. Fayard
	Name:	Gary P. Fayard
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Muhtar Kent	Chairman, Board of Directors, Chief Executive Officer and a Director	February 27, 2012
Muhtar Kent	(Principal executive officer)

/s/ Gary P. Fayard	Executive Vice President and Chief Financial Officer	February 27, 2012
Gary P. Fayard	(Principal financial officer)

/s/ Kathy N. Waller	Vice President and Controller	February 27, 2012
Kathy N. Waller	(Principal accounting officer)

*	Director	February 27, 2012
Herbert A. Allen

*	Director	February 27, 2012
Ronald W. Allen

*	Director	February 27, 2012
Howard G. Buffett

*	Director	February 27, 2012
Richard M. Daley

*	Director	February 27, 2012
Barry Diller

*	Director	February 27, 2012
Evan G. Greenberg

*	Director	February 27, 2012
Alexis M. Herman

Signature	Title	Date

*	Director	February 27, 2012
Donald R. Keough

*	Director	February 27, 2012
Robert A. Kotick

*	Director	February 27, 2012
Maria Elena Lagomasino

*	Director	February 27, 2012
Donald F. McHenry

*	Director	February 27, 2012
Sam Nunn

*	Director	February 27, 2012
James D. Robinson III

*	Director	February 27, 2012
Peter V. Ueberroth

*	Director	February 27, 2012
Jacob Wallenberg

*	Director	February 27, 2012
James B. Williams

*By:	/s/ Gloria K. Bowden
Gloria K. Bowden
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, on this 27th day of February, 2012.

COCA-COLA REFRESHMENTS MATCHED EMPLOYEE SAVINGS AND INVESTMENT PLAN

By:	/s/ Susan M. Fleming
	Name:	Susan M. Fleming
	Title:	Chairman, The Coca-Cola Company
Benefits Committee